Fifth Amendment to the Exclusive Distribution
Agreement dated January 10, 2020

dated July 29th, 2024

by and among

Teoxane SA    (the Supplier)
Rue de Lyon 105, CH-1203 Geneva, Switzerland
and

Revance Therapeutics Inc.    (the Distributor)
7555 Gateway Boulevard Newark, California, USA
(the Supplier and the Distributor, together the Parties, and each a Party)

Preamble
A.On January 10, 2020, the Parties entered into an Exclusive Distribution Agreement (the Original Exclusive Distribution Agreement) to distribute certain products in the Territory.
B.On September 1, 2020, the Parties entered into a First Amendment Agreement to postpone the Launch Date (the First Amendment Agreement).
C.On November 18, 2020, the Parties entered into a Second Amendment Agreement to update the Innovation Plan (the Second Amendment Agreement).
D.On December 16, 2022, the parties entered into a Third Amendment Agreement to update the Annex 6.3 — Quality Agreement and replace it by the Annex 6.3 — First Restated and Amended Quality Agreement (The Third Amendment Agreement).
E.On June 13, 2024, the parties entered into a Fourth Amendment Agreement to update the Annex 6.3 — Quality Agreement and replace it by the Annex 6.3 — Second Restated and Amended Quality Agreement (The Fourth Amendment Agreement).
F.The Original Exclusive Distribution Agreement, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement and the Fourth Amendment Agreement together are referred to as the Exclusive Distribution Agreement. Unless otherwise defined herein, capitalized terms used in this preamble and in this fifth amendment agreement to the exclusive distribution agreement dated January 10, 2020 (this Fifth Amendment Agreement) shall have the meaning assigned to them in the Exclusive Distribution Agreement.
G.The parties wish to amend the "Cure" period in Section 16.2(a)(i) (Termination for Breach) from ninety (90) days to sixty (60) days.
H.The purpose of this Fifth Amendment Agreement is to formally amend the Exclusive Distribution Agreement in accordance with its Clause 19.7 in order to reflect the Parties new agreements regarding the above.
Now therefore the Parties agree to modify the Exclusive Distribution Agreement as follows:
1. Amendment:
Early Termination for Breach
Clause 16.2(a)(i) of the Exclusive Distribution Agreement is deleted in its entirety and is replaced by the following new Clause 16.2(a) as follows:
(a) Without prejudice to any other rights or remedies provided under this Agreement, either Party has the right, but not the obligation, to terminate this Agreement immediately upon written notice served to the other Party in writing if the other Party (the Breaching Party) has materially breached its obligations under this Agreement, and the Breaching Party has not cured such material breach within (i) sixty (60) calendar days of receipt of a written notice of such breach by the nonbreaching Party to remedy such breach or (ii) in the case of any nonpayment due under this Agreement, thirty (30) calendar days of receipt of a written notice requesting payment of such due amount.
2.No Other Amendments
Other than as set for in this Fifth Amendment Agreement, the Exclusive Distribution Agreement and its Annexes shall not be amended, changed, modified or varied in any way, and each Party retains its rights and obligations under the Exclusive Distribution Agreement in its version prior to the Amendment Effective Date up until the Amendment Effective Date.
3.Effective Date
The amendments set forth in this Fifth Amendment Agreement shall be effective as of July 29, 2024 ("Amendment Effective Date").
4.One Agreement
This Fifth Amendment Agreement and the Exclusive Distribution Agreement including its Annexes, taken together, shall constitute one and the same agreement for all purposes to be designated as the Exclusive Distribution Agreement.
5.Expenses
Each Party shall bear its own taxes, costs and expenses related to the preparation, execution and performance of this Fifth Amendment Agreement.
6.Counterparts
This Fifth Amendment Agreement may be executed in one or more counterparts each of which will be deemed to be an original copy of this Fifth Amendment Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, including counterparts transmitted via facsimile or by PDF file (portable document format file).

Signature — Fourth Amendment to the Exclusive Distribution Agreement
The Supplier	Teoxane SA
Geneva, 29 July 2024	/s/ Pierre Alain Guillaume
Place, date	By: Pierre Alain Guillaume Title: Member of the Board of directors

The Distributor	Revance Therapeutics Inc.
Nashville, 29 July 2024	/s/ Mark Foley
Place, date	By: Mark Foley Title: CEO